Exhibit 99.1

AgriFORCE Growing Systems Ltd. Announces Corporate Name Change to AVAX One Technology Ltd.; Ticker Symbol Change to AVX

VANCOUVER, BC and WEST PALM BEACH, FL, November 12, 2025 /PRNewswire/ – AgriFORCE Growing Systems Ltd. (Nasdaq: AGRI) (the “Company”) today announced that it will officially change its name to AVAX One Technology Ltd. and begin trading its common shares under its new ticker symbol “AVX” on the Nasdaq Capital Market. The Company anticipates that these Corporate Events will be effective upon the commencement of trading on the Nasdaq Capital Market on November 13, 2025. The corporate name change and stock ticker symbol change reflect the Company’s evolution of its business strategy in its new Avalanche digital asset treasury initiatives and its future development plans.

There will be no change to the total number of shares outstanding or to shareholders’ rights as a result of this update. Current shareholders of AgriFORCE Growing Systems Ltd. are not required to take any action regarding this change. However, as a result, the Company’s CUSIP number has been updated to 05353F108.

“We have undertaken the name and resulting symbol change to better reflect the transformation of our business into the primary public company participant in the Avalanche ecosystem,” said Jolie Kahn, Chief Executive Officer of AVAX One Technology Ltd. “Our new identity reflects our commitment to innovation by being among the first to offer access to Avalanche as a token and as a potential leader in the advancement of new applications in decentralized finance.”

Under its new name, the Company anticipates that it will be uniquely situated at the juxtaposition of traditional capital markets and blockchain innovation. The Company aims to give shareholders unprecedented access to the Avalanche token and its rapidly expanding blockchain ecosystem, capturing both potential capital appreciation and the growing use of Avalanche across fintech applications. As the foundational portion of its digital asset treasury strategy, the Company aims to build a significant and growing position in AVAX tokens and capital appreciation funded by capital raising efforts as well as the use of staking rewards which are “in-kind” accretions of AVAX tokens.

Avalanche is a high-speed, institutional-grade blockchain designed as a foundational digital settlement layer for the continued growth and innovation in finance-related industries. Its technology is being used by global leaders, such as KKR, Apollo and J.P. Morgan Chase, to be a foundation of the anticipated launch of compliant, customizable blockchains for tokenizing real-world assets.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (Nasdaq: AVX) is a public company offering investors regulated access to the Avalanche (AVAX) ecosystem. By integrating the reliability of U.S. capital markets with the growth potential of decentralized finance, AVAX One seeks to create a bridge between traditional and digital finance. The Company’s strategy focuses on building a digital-asset treasury, fostering innovation, and investing in decentralized financial technologies that benefit from the Avalanche network. For more information, visit www.avax-one.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Investor Relations

AVAX One Technology Ltd.

investorrelations@avax-one.com

www.avax-one.com

Media Contact

Ebony Lewkovitz

ebony@edencommunications.com